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EXHIBIT 4.09

CELLEGY PHARMACEUTICALS, INC.

NOTICE OF ASSUMPTION OF BIOSYN OPTIONS

Dear «Name»:

        As you know, on October 22, 2004, Cellegy Pharmaceuticals, Inc. ("Cellegy") acquired all the outstanding shares of capital stock of Biosyn, Inc. ("Biosyn") and assumed all outstanding options and warrants to purchase Biosyn common stock in an exchange transaction (the "Exchange"). This letter confirms the information set forth in the Stock Option Assumption Agreement ("Option Assumption Agreement") that was previously sent to you regarding one or more outstanding options to purchase Biosyn common stock ("Biosyn Options") held by you prior to the Exchange. As a result of the Exchange, your Biosyn Options are no longer exercisable for Biosyn common stock. Instead, your Biosyn Options are exercisable for shares of Cellegy common stock under the terms set forth in the Option Assumption Agreement.

        The tables below summarize your Biosyn Options immediately before and after the Exchange. These options may have been granted to you pursuant to Biosyn's 1999 Stock Option Plan (the "Plan") or they may have been granted to you other than pursuant to the Plan.

BIOSYN PLAN OPTION				ASSUMED BIOSYN OPTION
Grant Date	Option Expiration Date	No. of Shares of Biosyn Common Stock	Exercise Price per share	No. of Shares of Cellegy Common Stock	Exercise Price Per Share
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»
BIOSYN NON-PLAN OPTION				ASSUMED BIOSYN OPTION
Grant Date	Option Expiration Date	No. of Shares of Biosyn Common Stock	Exercise Price per share	No. of Shares of Cellegy Common Stock	Exercise Price Per Share
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»
«Grant Date»	«Expiration Date»	«Biosyn No.»	$«BiosynExPrice»	«Cellegy No.»	$«CellegyExPrice»

        To exercise your assumed Biosyn Option(s), you must send to Cellegy at the address listed on the attached Exercise Notices (i) an executed and completed Exercise Notice for each Biosyn Option that you intend to exercise and (ii) the full purchase price of the Cellegy common stock that you wish to acquire upon exercise of the Biosyn Option in accordance with the Exercise Notice.

        If you are an employee of Cellegy, you should execute and deliver to Cellegy the Exercise Notice attached to this letter as Exhibit A. If you are not an employee of Cellegy, you should execute and deliver to Cellegy the Exercise Notice attached to this letter as Exhibit B.

        Please note that pursuant to the terms of the Exchange, you will not be able to sell any shares of Cellegy common stock that you acquire upon exercise of your assumed Biosyn Options until January 20, 2005.

        If you have any questions about your assumed Biosyn Option(s), please call Virginia Alsup at Cellegy at 650-616-2200.

CELLEGY PHARMACEUTICALS, INC.
A. Richard Juelis, Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE
(For Employees of Cellegy Pharmaceuticals, Inc.)

CELLEGY PHARMACEUTICALS, INC.

Address:	349 Oyster Point Boulevard, Suite 200 South San Francisco, CA 94080

Attention: Corporate Secretary

I hereby elect to purchase the number of shares of Common Stock of CELLEGY PHARMACEUTICALS, INC. (the "Company") as set forth below:

Option Holder:	Number of Shares Purchased:
Social Security Number:	Purchase Price per Share:
Address:	Aggregate Purchase Price:
Date of Option Agreement:

Type of Option:

  ☐
  Incentive Stock Option
  ☐
  Non-qualified Stock Option

1.
Delivery of Purchase Price. Option Holder hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

☐
in cash (by check) in the amount of $                        , receipt of which is acknowledged by the Company;

☐
through a "same-day-sale" commitment, delivered herewith, from Option Holder and the NASD Dealer named therein, in the amount of $                  .

2.
Lock-Up; Legend. Option Holder hereby agrees that the Shares are subject to a lock-up agreement between the Company and Option Holder and that Option Holder may not sell or otherwise transfer, or enter into any agreement to sell or transfer, or enter into any other economic arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares (other than to donees of Option Holder who agree to be similarly bound) prior to January 20, 2005. Option Holder hereby agrees that the Company may place appropriate restrictive legends on any stock certificates representing the Shares and may impose stop-transfer instructions with respect to the Shares to effect the foregoing.

3.
Tax Consequences. OPTION HOLDER UNDERSTANDS THAT OPTION HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTION HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. OPTION HOLDER REPRESENTS THAT OPTION HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTION HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTION HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVISE.

4.
Entire Agreement. The Option Agreement and the Stock Option Assumption Agreement that was previously delivered to Option Holder in connection with the Company's acquisition of Biosyn, Inc. ("Option Assumption Agreement") are incorporated herein by reference. This Exercise Notice, the Option Agreement and the Option Assumption Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Date	Signature of Option Holder

Spousal Consent

        I acknowledge that I have read the foregoing Notice of Exercise (the "Notice") and that I know its contents. I hereby consent to and approve all of the provisions of the Notice, and agree that the shares of the Common Stock of Cellegy Pharmaceuticals, Inc. purchased thereunder (the "Shares") and any interest I may have in such Shares are subject to all the provisions of the Notice. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date	Signature of Optionee's Spouse
Spouse's Name typed or printed
Optionee's Name typed or printed

EXHIBIT B

NOTICE OF EXERCISE
(For Option Holders that are Not Employees of Cellegy Pharmaceuticals, Inc.)

CELLEGY PHARMACEUTICALS, INC.

Address:	349 Oyster Point Boulevard, Suite 200 South San Francisco, CA 94080

Attention: Corporate Secretary

        1.    Exercise of Option.    Effective as of today,                         200            ,             , the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase                        shares of the Common Stock (the "Shares") of Cellegy Pharmaceuticals, Inc., a Delaware corporation (the "Company"), under and pursuant to the Stock Option Agreement dated                        ,             (the "Option Agreement").

        2.    Delivery of Payment.    Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

        3.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Option Agreement and the Stock Option Assumption Agreement that was previously delivered to Optionee and agrees to abide by and be bound by their terms and conditions.

        4.    Rights as Shareholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised.

        5.    Tax Consultation.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6.    Representations of Optionee.    In connection with the purchase of the Shares, Optionee represents to the Company the following:

          6.1  Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Shares for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          6.2  Optionee acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares unless Optionee becomes a party to that certain Registration Rights Agreement dated as of October 22, 2004 among the Company and certain former shareholders of Biosyn, Inc. Optionee understands that the certificate evidencing the Shares will be imprinted with any legend required under applicable state securities laws.

          6.3  Optionee is familiar with the provisions of 144 promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than two years, the satisfaction of the following conditions: (1) the resale is made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); (2) the availability of certain public information about the Company; (3) the amount of Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e); and (4) the timely filing of a Form 144, if applicable.

          6.4  Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

        7.    Restrictive Legends and Stop-Transfer Orders.

          7.1    Legends.    Optionee understands and agrees that the Company shall cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          7.2    Stop-Transfer Notices.    Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          7.3    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        8.    Successors and Assigns.    The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        9.    Governing Law; Severability.    This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of the Commonwealth of Pennsylvania. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

        10.    Lock-Up; Legend.    Option Holder hereby agrees that the Shares are subject to a lock-up agreement between the Company and Option Holder and that Option Holder may not sell or otherwise transfer, or enter into any agreement to sell or transfer, or enter into any other economic arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares (other than to donees or partners of Option Holder who agree to be similarly bound) prior to January 20, 2005. Option Holder hereby agrees that the Company may place appropriate restrictive legends on any stock certificates representing the Shares and may impose stop-transfer instructions with respect to the Shares to effect the foregoing.

        11.    Entire Agreement.    The Option Agreement are incorporated herein by reference. This Exercise Notice, the Stock Option Assumption Agreement that was previously delivered to Option Holder in connection with the Company's acquisition of Biosyn, Inc. ("Option Assumption Agreement"), and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

Submitted by: OPTIONEE	Accepted by: CELLEGY PHARMACEUTICALS, INC.
Signature	By
Print Name	Title
Address:

Date Received

Spousal Consent

        I acknowledge that I have read the foregoing Notice of Exercise (the "Notice") and that I know its contents. I hereby consent to and approve all of the provisions of the Notice, and agree that the shares of the Common Stock of Cellegy Pharmaceuticals, Inc. purchased thereunder (the "Shares") and any interest I may have in such Shares are subject to all the provisions of the Notice. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date	Signature of Optionee's Spouse
Spouse's Name typed or printed
Optionee's Name typed or printed

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CELLEGY PHARMACEUTICALS, INC. NOTICE OF ASSUMPTION OF BIOSYN OPTIONS
EXHIBIT A NOTICE OF EXERCISE (For Employees of Cellegy Pharmaceuticals, Inc.)
Spousal Consent
EXHIBIT B NOTICE OF EXERCISE (For Option Holders that are Not Employees of Cellegy Pharmaceuticals, Inc.)
Spousal Consent